Exhibit 99

The Ryland Group, Inc.
News Release		www.ryland.com

FOR IMMEDIATE RELEASE	CONTACT:	Cathey Lowe, Senior Vice President, Finance
		Investor Relations	(818) 223-7530

Marya Jones, Director, Communications
		Media Relations	(818) 223-7591

Ryland Announces $1.1 Billion Bank Credit Facility

CALABASAS, Calif. (Nov. 17, 2006) — The Ryland Group, Inc. (NYSE: RYL), one of the nation’s largest homebuilders, announced today that it has increased its unsecured revolving credit facility to $1,133.5 million from $750 million using the accordion feature.  The facility, which matures in 2011, may be increased up to $1.5 billion, subject to the availability of additional commitments.

With headquarters in Southern California, Ryland is one of the nation’s largest homebuilders and a leading mortgage-finance company.  The Company currently operates in 28 markets across the country and has built more than 260,000 homes and financed more than 220,000 mortgages since its founding in 1967.  Ryland is a Fortune 500 company listed on the New York Stock Exchange under the symbol “RYL.”  Previous news releases may be obtained at www.ryland.com.

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